EXHIBIT 99A.6
CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
INCOME (UNAUDITED)

			Quarter Ended            Year Ended
			 December 31,     %     December 31,     %
In millions              1995    1994  Change   1995    1994  Change
------------------------------ ------- -------------- ------- ------
SALES & OTHER REVENUES  $3,060  $2,839   7.8  $11,746 $10,953   7.2

OPERATING EXPENSES
 Employee-related        1,089     957  13.8    4,071   3,779   7.7
 Other operating           662     676  (2.1)   2,323   2,203   5.4
 Taxes other than
  income taxes              86      90  (4.4)     416     412   1.0
 Depreciation & amort.     596     533  11.8    2,291   2,052  11.6
		       ----------------       ---------------
Total operating expense  2,433   2,256   7.8    9,101   8,446   7.8
		       ----------------        ---------------
Income from operations     627     583   7.5    2,645   2,507   5.5

 Interest expense          123     119   3.4      527     442  19.2
 Equity losses in
  unconsol. ventures        79      38    -       207     121  71.1
 Gain on merger of
  joint ven. interest      157       -    -       157       -    -
 Gains on asset sales:
  Partial sale of joint
   venture interest          -     164    -         -     164    -
  Rural tele. exchanges     24      34 (29.4)     136      82  65.9
  Paging assets              -       -    -         -      68    -
 Guaranteed minority
  interest expense          12       -    -        14       -    -
 Other income
  (expense) - net          (30)     14    -       (36)     25    -
		       ----------------       ---------------
Income before income
 taxes and extra-
 ordinary item             564     638 (11.6)   2,154   2,283  (5.7)
 Income taxes              208     229  (9.2)     825     857  (3.7)
		       ----------------       ---------------
Income before extra-
 ordinary item             356     409 (13.0)   1,329   1,426  (6.8)

Extraordinary item:
 Early extinguishment
 of debt, net of tax        (3)      -    -       (12)      -    -
		       ----------------       ---------------
NET INCOME                 353     409 (13.7)   1,317   1,426  (7.6)

Preferred dividends          -       -    -         3       -    -
		       ----------------       ---------------

EARNINGS AVAILABLE FOR
 COMMON STOCK             $353    $409 (13.7)  $1,314  $1,426  (7.9)
		       ================       ===============

EXHIBIT 99A.6 (cont'd.)
CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
INCOME (UNAUDITED)

			Quarter Ended           Year Ended
In millions, except      December 31,     %     December 31,    %
per share amounts        1995    1994  Change   1995    1994  Change
------------------------------ ------- -------------- ------  ------
COMMUNICATIONS GROUP:
Pro forma average
 common shares
 outstanding (#1)        472.6   460.1   2.7    470.7   453.3   3.8
		       ================       ===============

Pro forma earnings per
 common share: (#1)
Income before
 extraordinary item      $0.60   $0.65  (7.7)   $2.52   $2.53  (0.4)
Extraordinary item       (0.01)      -    -     (0.02)      -    -
		       ----------------       ---------------
Pro forma earnings
 per common share        $0.59   $0.65  (9.2)   $2.50   $2.53  (1.2)
		       ================       ===============

MEDIA GROUP:

Pro forma average
 common shares
 outstanding (#1)        472.0   460.1   2.6    470.5   453.3   3.8
		       ================       ===============

Pro forma earnings per
 common share: (#1)
Income available for
 common stock before
 extraordinary item      $0.15   $0.24 (37.5)   $0.30   $0.61 (50.8)
Extraordinary item           -       -    -     (0.01)      -    -
		       ----------------       ---------------
Pro forma earnings
 per common share        $0.15   $0.24 (37.5)   $0.29   $0.61 (52.5)
		       ================       ===============

<F1>
#1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1994. For periods prior to the recapitalization the average common shares outstanding used in the earnings per average common share for the two classes of stock are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 99A.6 (cont'd.)
CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)

Dollars in millions,    Quarter Ended            Year Ended
except per share         December 31,     %     December 31,    %
amounts                  1995    1994  Change   1995    1994  Change
------------------------------ ------- -------------- ------- ------
U S WEST, Inc.
Average common shares
 outstanding (#1)          -     460.1    -      -      453.3    -
		       ================       ================

Earnings per common
 share (#1)                -     $0.89    -      -      $3.14    -
		       ================       ================

SELECTED CONSOLIDATED DATA
 U S WEST, Inc.

Capital                   $957    $862   11.0  $3,140  $2,820  11.3
  expenditures
Debt-to-capital           50.7%   51.8%   -      50.7%   51.8%  -
 ratio (#2)
Employees               61,047  61,505   (0.7) 61,047  61,505  (0.7)

<F1>
#1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock.
Average common shares and per common share data for 1995 are presented on a Group basis only.
<F2>
#2 Ratio includes preferred securities as a component of total capital. Including debt related to the net investment in assets held for sale, the 1995 and 1994 ratios are 52.9% and 55.5%, respectively.